Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jones Soda Co. of our report dated April 1, 2024 relating to the consolidated financial statements, which appear in the Jones Soda Co. Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Berkowitz Pollack Brant Advisors + CPAs, LLP

Miami, Fl

May 8, 2024